Citigroup Inc.	July 24, 2013 Medium-Term Senior Notes, Series H Pricing Supplement No. 2013—CMTNH0140 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-172562
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds
Due January 30, 2015
Overview
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The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc., which will rank on par with our other unsubordinated and unsecured obligations. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the basket described below from its basket starting level to its basket ending level.

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The securities offer enhanced exposure to a limited range of potential appreciation of the basket and buffered downside market exposure with respect to the potential depreciation of the basket, each as applicable at maturity as described below.  In exchange, investors in the securities must be willing to forgo (i) any appreciation in excess of the maximum gain specified below and (ii) any dividends that may be paid by the index funds that compose the basket. Investors in the securities must also be willing to accept downside exposure to the basket if the basket depreciates by more than 5%. If the basket ending level is less than the basket starting level by more than 5%, your payment at maturity will be less than the $10 stated principal amount per security by a percentage equal to the basket’s decline in excess of the buffer amount, and therefore you may lose up to 95% of your investment.

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In order to obtain the modified exposure to the basket that the securities provide, investors must also be willing to accept (i) an investment that may have limited or no liquidity and (ii) the credit risk of Citigroup Inc. and the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Basket:	Index Funds	Weighting	Initial Price*
	Industrial Select Sector SPDR® Fund (“XLI”)	33.33%	$45.06
	Financial Select Sector SPDR® Fund (“XLF”)	33.33%	$20.64
	SPDR® S&P® Homebuilders ETF (“XHB”)	33.34%	$30.19
* The initial price for each index fund is the closing price of one share of that index fund on the trade date.
Aggregate stated principal amount:	$9,944,000
Stated principal amount:	$10 per security
Trade date:	July 24, 2013
Settlement date:	July 29, 2013
Final valuation date:	January 26, 2015, subject to postponement if such date is not a scheduled trading day for an index fund or if certain market disruption events occur with respect to an index fund
Maturity date:	January 30, 2015
Payment at maturity:
For each $10 stated principal amount security you hold at maturity:
▪  If the basket return is greater than zero:
the lesser of (A) $10.00 + ($10.00 × the basket return × the multiplier) and (B) $10 + ($10 × the maximum gain)
▪  If the basket return is equal to or less than zero but greater than or equal to –5%:
$10.00
▪  If the basket return is less than –5%:
$10.00 + [$10.00 × (the basket return + 5%)]
If the basket ending level declines by more than 5% from the basket starting level, your payment at maturity will be less than the $10.00 stated principal amount per security by a percentage equal to the basket's decline in excess of 5%, and your payment at maturity will be less, and possibly significantly less, than $9.50 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Basket starting level:	100
Basket ending level:	100 × [1 + (XLI return × 33.33%) + (XLF return × 33.33%) + (XHB return × 33.34%)]
Basket return:	(basket ending level – basket starting level) / basket s tarting level
Final price:	For each index fund, the closing price of one share of that index fund on the final valuation date.
XLI return:	With respect to XLI, (final price – initial price) / initial price
XLF return:	With respect to XLF, (final price – initial price) / initial price
XHB return:	With respect to XHB, (final price – initial price) / initial price
Multiplier:	2
Maximum gain:	15.75%. Because of the maximum gain, the payment at maturity will not exceed $11.575 per security.
Buffer amount:	5%
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	173095191 / US1730951910
Agents:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, as lead agent, and UBS Financial Services Inc., as agent, each acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$10.00	$0.20	$9.80
Total:	$9,944,000	$198,880	$9,745,120
(1) On the date of this pricing supplement, the estimated value of the securities on the trade date is $9.732 per security. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, acting as principal, has agreed to purchase from Citigroup Inc., and Citigroup Inc. has agreed to sell to CGMI, the aggregate stated principal amount of the securities set forth above for $9.80 per security. UBS Financial Services Inc., acting as principal, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS Financial Services Inc., all of such securities for $9.80 per security. UBS Financial Services Inc. will receive an underwriting discount of $0.20 per security for each security it sells. For additional information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-02 dated December 27, 2012	Underlying Supplement No. 2 dated December 27, 2012
Prospectus Supplement dated December 20, 2012 and Prospectus dated May 12, 2011

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Additional Information

General.  The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the index funds, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the index funds that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement. If the terms described in this pricing supplement differ from those discussed in the product supplement, prospectus supplement and prospectus, the terms contained in this pricing supplement will control.

Relevant price.  The initial price for each index fund is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial price for each index fund is subject to adjustment upon the occurrence of any of the events described in that section. For the avoidance of doubt, the paragraph in that section that describes adjustments to a “multiplier” for securities linked to a basket is not applicable to the securities.

Postponement of the final valuation date.  If the final valuation date is postponed for a reason that affects one or more but not all of the index funds, the basket ending level will be calculated based on (i) for any unaffected index fund, its final price on the originally scheduled final valuation date and (ii) for any affected index fund, its final price on the final valuation date as postponed. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the basket starting level to the basket ending level.

Investors in the securities will not receive any dividends paid by the index funds that compose the basket. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the index funds that compose the basket” below.

Buffered Return Optimization Securities Payment at Maturity Diagram

July 2013	PS-2

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Your actual payment at maturity per security will depend on the actual basket ending level, which will in turn depend on the actual final price of each index fund on the final valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the basket ending level is greater than or less than the basket starting level and by how much.  Hypothetical values in the examples have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical basket ending level is 105.00 (a 5% increase from the basket starting level), which is greater than the basket starting level.

Index Fund	Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
XLI	$45.06	$47.31	5.00%
XLF	$20.64	$24.77	20.00%
XHB	$30.19	$27.17	–10.00%
Hypothetical Basket Ending Level:	= 100 × [1 +(5.00% × 33.33%) + (20.00% × 33.33%) + (–10.00% × 33.34%)] = 105.00
Hypothetical Basket Return:	5.00%

Payment at maturity per security	=	the lesser of (A) $10.00 + ($10.00 × the basket return × the multiplier) and (B) $10 + ($10 × maximum gain)

	=	the lesser of (A) $10.00 + ($10.00 × 5.00% × 2) and (B) $10 + ($10 × 15.75%)

	=	the lesser of (A) $11.00 and (B) $11.575

	=	$11.00

Because the basket appreciated from its basket starting level to its hypothetical basket ending level and the hypothetical total return at maturity per security based on the basket return and the multiplier would be less than the maximum gain of 15.75%, your payment at maturity in this scenario would be equal to the stated principal amount plus the product of the stated principal amount, the basket return and the multiplier, or $11.00 per security. In this scenario, the depreciation of one of the index funds partially offset the appreciation in the other two index funds.

Example 2—Upside Scenario B. The hypothetical basket ending level is 125.00 (a 25% increase from the basket starting level), which is greater than the basket starting level.

Index Fund	Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
XLI	$45.06	$51.82	15.00%
XLF	$20.64	$27.86	35.00%
XHB	$30.19	$37.74	25.00%
Hypothetical Basket Ending Level:	= 100 × [1 +(15.00% × 33.33%) + (35.00% × 33.33%) + (25.00% × 33.34%)] = 125.00
Hypothetical Basket Return:	25.00%

Payment at maturity per security	=	the lesser of (A) $10.00 + ($10.00 × the basket return × the multiplier) and (B) $10 + ($10 × maximum gain)

	=	the lesser of (A) $10.00 + ($10.00 × 25.00% × 2) and (B) $10 + ($10 × 15.75%)

	=	the lesser of (A) $15.00 and (B) $11.575

	=	$11.575

Because the basket appreciated from its basket starting level to its hypothetical basket ending level and the hypothetical total return at maturity per security based on the basket return and the multiplier would be greater than the maximum gain of 15.75%, your payment at maturity in this scenario would be limited to the maximum payment at maturity of $11.575 per security. In this scenario, the securities would underperform a similarly-weighted direct investment in the index funds.

July 2013	PS-3

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Example 3—Par Scenario. The hypothetical basket ending level is 98.00 (a 2% decrease from the basket starting level), which is less than the basket starting level by an amount that is less than the buffer amount of 5.00%.

Index Fund	Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
XLI	$45.06	$18.02	–60.00%
XLF	$20.64	$24.77	20.00%
XHB	$30.19	$40.45	34.00%
Hypothetical Basket Ending Level:	= 100 × [1 +(–60.00% × 33.33%) + (20.00% × 33.33%) + (34.00% × 33.34%)] = 98.00
Hypothetical Basket Return:	–2.00%

Payment at maturity per security	=	$10.00

Because the hypothetical basket ending level did not depreciate from the basket starting level by more than 5%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security. In this scenario, the depreciation of one of the index funds more than offset the appreciation in the other index funds.

Example 4—Downside Scenario. The hypothetical basket ending level is 30.00 (a 70% decrease from the basket starting level), which is less than the basket starting level by an amount that is more than the buffer amount of 5.00%.

Index Fund	Initial Price	Hypothetical Final Price	Hypothetical Index Fund Return
XLI	$45.06	$24.78	–45.00%
XLF	$20.64	$3.10	–85.00%
XHB	$30.19	$6.04	–80.00%
Hypothetical Basket Ending Level:	100 × [1 +(–45.00% × 33.33%) + (–85.00% × 33.33%) + (–80.00% × 33.34%)] = 30.00
Hypothetical Basket Return:	–70.00%

Payment at maturity per security	=	$10.00 + [$10.00 × (the basket return + the buffer amount)]

	=	$10.00 + [$10.00 × (–70.00% + 5.00%)]

	=	$10.00 – $6.50 = $3.50

Because the basket depreciated from its basket starting level to its hypothetical basket ending level by more than the buffer amount of 5%, you would lose 1% of the stated principal amount of your securities for every 1% by which the decline exceeds the buffer amount and would receive less than the stated principal amount at maturity. Since the basket has depreciated by 70%, investors would receive a payment at maturity of $3.50 per security. This would represent a total return at maturity of –65%.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the index funds. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

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You may lose up to 95% of your initial investment. Unlike conventional debt securities, the securities do not provide for the repayment of a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the basket ending level has declined from the basket starting level by more than 5%, meaning the basket return is lower

July 2013	PS-4

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

than –5%, you will lose 1% of the stated principal amount of the securities for every 1% by which the decline exceeds 5%. Accordingly, if the basket level has declined by more than 5% from the basket starting level, you risk losing up to 95% of the stated principal amount of your securities.

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The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

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Your potential return on the securities is limited.  Your potential total return on the securities at maturity is limited by the maximum gain of 15.75%, which is equivalent to a maximum payment at maturity of $11.575 per security. Because the multiplier provides 200% exposure to any positive performance of the basket, any increase in the basket ending level over the basket starting level by more than 7.875% will not increase your return on the securities and will progressively reduce the benefit provided by the multiplier. As a result of the maximum gain, the return on an investment in the securities may be less than the return on a similarly weighted, direct investment in the index funds that compose the basket.

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The potential downside market exposure to the basket is buffered only if you hold the securities to maturity.  The value of the securities may fluctuate between the date you purchase them and the final valuation date. If you are able to sell your securities in the secondary market prior to maturity, you may have to sell them at a loss even if the basket has not declined by more than 5%. You should be willing to hold your securities to maturity.

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Investing in the securities is not equivalent to investing in the index funds that compose the basket. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the index funds that compose the basket or the stocks held by the index funds. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

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The securities are subject to the credit risk of Citigroup Inc.  Any payment on the securities will be made by Citigroup Inc. and therefore is subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive any payments that become due under the securities. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any decline, or anticipated decline, in our credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

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The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. UBS Financial Services Inc. does not intend to make a market in the securities. Consequently, if CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity. Where a market does exist, to the extent that an investor wants to sell the securities, the price may, or may not, be at a discount from the $10.00 stated principal amount regardless of the basket level at that time.

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The estimated value of the securities on the trade date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

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The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the index funds that compose the basket, the correlation between those index funds, dividend yields on those index funds and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

July 2013	PS-5

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

▪
The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the index funds that compose the basket and a number of other factors, including the correlation between the index funds, the dividend yields on the index funds, interest rates, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price or the amount you would expect to receive at maturity. You must hold your securities to maturity to receive the stated payout from the issuer. You may receive less, and possibly significantly less, than the issue price if you try to sell your securities prior to maturity, even if the basket has not declined by more than 5% at that time.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

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The index funds that compose the basket may offset each other.  The performances of the index funds may not correlate with each other. If one or two of the index funds appreciate, the other index fund(s) may not appreciate as much or may even depreciate. In such event, the appreciation of one or two of the index funds may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the price of the other index fund(s).

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The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment.  First, the index funds that compose the basket may be particularly sensitive to changes in interest rates. Second, the securities are subject to the credit risk of Citigroup Inc. No amount of diversification that may be represented by the index funds will offset the risk that we may default on our obligations under the terms of the securities.

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The index funds that compose the basket may be highly correlated in decline.  The performances of the index funds may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the markets that the index funds track. If the index funds become correlated in decline, the depreciation of one or two index funds will not be offset by the performance of the other index fund(s) and, in fact, all of the index funds will contribute to an overall decline from the basket starting level to the basket ending level.

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Your payment at maturity depends on the closing prices of the index funds that compose the basket on a single day. Because your payment at maturity depends solely on the closing prices of the index funds on the final valuation date, you are subject to the risk that the final prices of the index funds on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the index funds, or if the payment at maturity were based on an average of the closing prices of the index funds throughout the term of the securities, you might have achieved better returns.

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Our affiliates, or UBS Financial Services Inc. or its affiliates, may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could affect the level of the basket and the value of the securities. Our affiliates, and UBS Financial Services Inc. and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by our affiliates or by UBS Financial Services Inc. or its affiliates may not be consistent with each other and may be modified from time to time without notice. These and other activities of our affiliates or UBS Financial Services Inc. or its affiliates may adversely affect the level of the basket and may have a negative impact

July 2013	PS-6

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

on your interests as a holder of the securities. Investors should make their own independent investigation of the merits of investing in the securities and the basket to which the securities are linked.

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Citigroup Inc. is an issuer of equity securities held by one of the index funds. We are currently an issuer of equity securities held by XLF, but, to our knowledge, we are not currently affiliated with any other company the stocks of which are held by XLF. We do not have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the underlying share issuer or the other issuers of stocks held by XLF, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

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One of the index funds is subject to risks associated with the financial services industry.  All or substantially all of the stocks held by XLF are issued by companies whose primary line of business is directly associated with the financial services sector. Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition.

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One of the index funds is subject to risks associated with the industrial sector.  The assets of XLI are concentrated in the industrial sector. Stock prices for the types of companies included in this sector are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely to a significant extent on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation stocks, a component of the industrial sector, are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreements and insurance costs.

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One of the index funds is subject to risks associated with the homebuilding industry. The homebuilding industry is significantly affected by factors in general and local economic conditions and real estate markets, as well as by weather conditions, natural disasters and geopolitical events, any of which could affect the ability of the companies whose stock is held by XHB to conduct their businesses profitably.  The homebuilding industry is cyclical and has from time to time experienced significant difficulties.  The prices of the stocks held by XHB and, in turn, the price of the XHB, will be affected by a number of factors that may either offset or magnify each other, including a decline in the value of real estate, employment levels and job growth, housing demand and interest rates.

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There will be no direct correlation between the value of the securities or the price of XHB and residential housing prices. There is no direct linkage between the price of XHB and residential housing prices in specific regions or residential housing prices in general. While residential housing prices may be one factor that could affect the prices of the stocks held by XHB and consequently the price of XHB, the price of XHB and the securities are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

▪
Trading and other transactions by our affiliates, or by UBS Financial Services Inc. or its affiliates, in the equity and equity derivative markets may impair the value of the securities. We have hedged our exposure under the securities by entering into equity and/or equity derivative transactions, such as over-the-counter options or exchange-traded instruments, with affiliated or unaffiliated counterparties. Such trading and hedging activities may affect the level of the basket and make it less likely that you will receive a return on your investment in the securities. It is possible that our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Our affiliates and UBS Financial Services Inc. and its affiliates may also engage in trading in instruments linked to the index funds or stocks held by the index funds on a regular basis as part of their respective general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Our affiliates or UBS Financial Services Inc. or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the basket or the index funds. By introducing competing products into the marketplace in this manner, our affiliates or UBS Financial Services Inc. or its affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

▪
We or UBS Financial Services Inc. may have economic interests that are adverse to yours as a result of our affiliates’ respective business activities. Our affiliates or UBS Financial Services Inc. or its affiliates may currently or from time to time engage in business with the index funds or the issuers of the stocks held by the index funds, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates or UBS Financial Services Inc. or its affiliates may acquire non-public information about those issuers, which we or they will not disclose to

July 2013	PS-7

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

you. Moreover, if any of our affiliates or UBS Financial Services Inc. or any of its affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪
An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the prices of the index funds. For example, we will not make any adjustment for ordinary dividends. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the index funds would not.

▪
The securities may become linked to shares of an issuer other than the issuer of the original index fund upon the occurrence of a reorganization event or upon the delisting of an index fund. For example, if an index fund enters into a merger agreement that provides for holders of the shares of the index fund to receive shares of another entity, the shares of such other entity will become the successor shares represented by the index fund for all purposes of the securities upon consummation of the merger. Additionally, if an index fund is delisted or otherwise terminated, the calculation agent may, in its sole discretion, select another ETF to be the successor index fund. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting, Liquidation or Termination of an ETF” in the accompanying product supplement.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to the index funds that may require a dilution adjustment or the delisting of an index fund, CGMI, as calculation agent, will be required to make certain judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪
The index funds may not completely track the performance of the Industrial Select Sector Index, the Financial Select Sector Index or the SPDR® S&P® Homebuilders Select IndustryTM Index, as applicable. The price of the shares of the index funds will reflect transaction costs and fees of the index funds that are not included in the calculation of the Industrial Select Sector Index, the Financial Select Sector Index or the SPDR® S&P® Homebuilders Select IndustryTM Index, as applicable. In addition, the index funds may not hold all of the stocks included in, and may hold securities and derivative instruments that are not included in, Industrial Select Sector Index, the Financial Select Sector Index or the SPDR® S&P® Homebuilders Select IndustryTM Index.

▪
Changes made by the investment adviser to an index fund or by the sponsor of the Industrial Select Sector Index, the Financial Select Sector Index or the SPDR® S&P® Homebuilders Select IndustryTM Index could adversely affect the value of the securities. We are not affiliated with the investment adviser to either index fund or with the sponsor of the Industrial Select Sector Index, the Financial Select Sector Index or the SPDR® S&P® Homebuilders Select IndustryTM Index. Accordingly, we have no control over any changes an investment adviser or sponsor may make to an index fund or any of the Industrial Select Sector Index, the Financial Select Sector Index or the SPDR® S&P® Homebuilders Select IndustryTM Index. Such changes could be made at any time and could adversely affect the performance of the index funds.

▪
The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2013	PS-8

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the trade date for these securities. The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from January 2, 2008 to July 24, 2013, assuming that the basket was created on January 2, 2008 with the same index funds and corresponding weights in the basket and with a closing level of 100 on that date. The hypothetical performance of the basket is based on the actual closing prices of the index funds on the applicable dates. Any historical trend in the closing level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

The Index Funds

The information set forth below about each index fund has been obtained from publicly available sources, without independent verification. Each index fund is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by each index fund with the SEC can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each of these index funds can be located by reference to its SEC file number provided below. In addition, information regarding each of these issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the index funds. We have derived all disclosures contained in this pricing supplement regarding the index funds from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, none of Citigroup Inc., CGMI or UBS Financial Services Inc. have participated in the preparation of such documents or made any due diligence inquiry with respect to the index funds, such publicly available documents or any other publicly available information regarding the index funds.

The securities represent obligations of Citigroup only. The index funds are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the index funds or the basket.

July 2013	PS-9

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Industrial Select Sector SPDR® Fund

The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the industrial sector of the U.S. equity market, as represented by the Industrial Select Sector Index. The Industrial Select Sector Index is a modified market capitalization-based index owned by S&P Dow Jones Indices LLC. For more information about the Industrial Select Sector Index, please see “Equity Index Descriptions—Select Sector Indices” in the accompanying underlying supplement.

The Industrial Select Sector SPDR® Fund is maintained and managed by SSgA Funds Management, Inc. who is also currently the investment adviser to the Industrial Select Sector SPDR® Fund. The Industrial Select Sector SPDR® Fund is registered with the SEC as part of the Select Sector SPDR® Trust. Information provided to or filed with the SEC by Select Sector SPDR ® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s Web site at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares trade on the NYSE Arca under the ticker symbol “XLI.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—Industrial Select Sector SPDR® Fund” in the accompanying underlying supplement for important disclosures regarding the shares of the Industrial Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the shares of the Industrial Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing price of the shares of the Industrial Select Sector SPDR® Fund for each day such price was available from January 3, 2008 to July 24, 2013. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the Industrial Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the Industrial Select Sector SPDR® Fund as an indication of future performance.

Industrial Select Sector SPDR® Fund January 3, 2008 to July 24, 2013

Industrial Select Sector SPDR® Fund	High ($)	Low ($)	Dividends ($)
2008
First Quarter	38.54	34.68	0.18627
Second Quarter	39.72	33.70	0.16048
Third Quarter	35.80	30.50	0.17131
Fourth Quarter	30.07	20.00	0.39386
2009
First Quarter	24.62	15.36	0.00000
Second Quarter	23.79	18.84	0.17255
Third Quarter	27.31	20.56	0.29232
Fourth Quarter	28.55	25.29	0.18056
2010
First Quarter	31.42	26.90	0.10638

July 2013	PS-10

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Industrial Select Sector SPDR® Fund	High ($)	Low ($)	Dividends ($)
Second Quarter	33.36	27.43	0.14706
Third Quarter	31.44	27.01	0.15510
Fourth Quarter	34.89	30.98	0.17741
2011
First Quarter	38.05	35.07	0.15714
Second Quarter	38.70	35.21	0.17503
Third Quarter	38.30	29.01	0.17798
Fourth Quarter	34.26	28.40	0.21752
2012
First Quarter	38.14	34.49	0.17682
Second Quarter	37.66	33.36	0.16371
Third Quarter	37.76	34.21	0.00000
Fourth Quarter	38.46	35.42	0.23960
2013
First Quarter	42.12	38.65	0.46185
Second Quarter	44.36	40.18	0.00000
Third Quarter (through July 24, 2013)	45.44	42.61	0.21592

The closing price of the shares of the Industrial Select Sector SPDR® Fund on July 24, 2013 was $45.06. We make no representation as to the amount of any dividends that may be paid on the shares of the Industrial Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on the shares of the Industrial Select Sector SPDR® Fund.

Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the financial services sector of the U.S. equity market, as represented by the Financial Select Sector Index.  The Financial Select Sector Index is a modified market capitalization-based index owned by S&P Dow Jones Indices LLC. For more information about the Financial Select Sector Index, please see “Equity Index Descriptions—Select Sector Indices” in the accompanying underlying supplement.

The Financial Select Sector SPDR® Fund is managed by Select Sector SPDR® Trust, a registered investment company, and SSgA Funds Management, Inc., the investment adviser. The Financial Select Sector SPDR® Fund is registered with the SEC as part of the Select Sector SPDR® Trust. Information provided to or filed with the SEC by Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares trade on the NYSE Arca under ticker symbol “XLF.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—Financial Select Sector SPDR® Fund” in the accompanying underlying supplement for important disclosures regarding the shares of the Financial Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the shares of the Financial Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing price of the shares of the Financial Select Sector SPDR® Fund for each day such price was available from January 3, 2008 to July 24, 2013. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the Financial Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the Financial Select Sector SPDR® Fund as an indication of future performance.

July 2013	PS-11

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Financial Select Sector SPDR® Fund January 3, 2008 to July 24, 2013

Financial Select Sector SPDR® Fund	High ($)	Low ($)	Dividends ($)
2008
First Quarter	29.68	23.45	0.26149
Second Quarter	27.71	20.26	0.19805
Third Quarter	22.68	17.17	0.19964
Fourth Quarter	20.67	9.39	0.37219
2009
First Quarter	12.66	6.18	0.00000
Second Quarter	13.02	9.06	0.08622
Third Quarter	15.34	11.10	0.10762
Fourth Quarter	15.73	14.01	0.05234
2010
First Quarter	16.02	13.66	0.03636
Second Quarter	17.05	13.81	0.03056
Third Quarter	15.08	13.44	0.03333
Fourth Quarter	16.01	14.35	0.05619
2011
First Quarter	17.18	15.90	0.04187
Second Quarter	16.69	14.73	0.05288
Third Quarter	15.66	11.56	0.05031
Fourth Quarter	14.05	11.28	0.08044
2012
First Quarter	15.98	13.30	0.04978
Second Quarter	15.92	13.36	0.06782
Third Quarter	16.28	14.22	0.00000
Fourth Quarter	16.70	15.15	0.06611
2013
First Quarter	18.45	16.85	0.16613
Second Quarter	20.17	17.83	0.00000
Third Quarter (through July 24, 2013)	20.87	19.47	0.07714

The closing price of the shares of the Financial Select Sector SPDR® Fund on July 24, 2013 was $20.64. We make no representation as to the amount of any dividends that may be paid on the shares of the Financial Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on the shares of the Financial Select Sector SPDR® Fund.

July 2013	PS-12

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

SPDR® S&P® Homebuilders ETF

The SPDR® S&P® Homebuilders ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the homebuilding industry of the U.S. equity market, as represented by the SPDR® S&P® Homebuilders Select IndustryTM Index.  The SPDR® S&P® Homebuilders Select IndustryTM Index is an equal-weighted index owned by S&P Dow Jones Indices LLC. For more information about the Financial Select Sector Index, please see “Equity Index Descriptions—S&P Select Industry Indices” in the accompanying underlying supplement.

The SPDR® S&P® Homebuilders ETF is managed by SPDR® Series Trust, a registered investment company, and SSgA Funds Management, Inc., the investment adviser. The SPDR® S&P® Homebuilders ETF is registered with the SEC as part of the SPDR® Series Trust.  Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares trade on the NYSE Arca under ticker symbol “XHB.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—SPDR® S&P® Homebuilders ETF” in the accompanying underlying supplement for important disclosures regarding the shares of the SPDR® S&P® Homebuilders ETF, including certain risks that are associated with an investment linked to the shares of the SPDR® S&P® Homebuilders ETF.

Historical Information

The graph below shows the closing price of the shares of the SPDR® S&P® Homebuilders ETF for each day such price was available from January 3, 2008 to July 24, 2013. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the SPDR® S&P® Homebuilders ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the SPDR® S&P® Homebuilders ETF as an indication of future performance.

SPDR® S&P® Homebuilders ETF January 3, 2008 to July 24, 2013

SPDR® S&P® Homebuilders ETF	High ($)	Low ($)	Dividends ($)
2008
First Quarter	23.36	16.10	0.07928
Second Quarter	24.11	16.43	0.05696
Third Quarter	22.37	14.61	0.11910
Fourth Quarter	20.11	8.88	0.10451
2009
First Quarter	13.14	8.23	0.09679
Second Quarter	14.11	10.88	0.04824
Third Quarter	16.47	10.73	0.03998
Fourth Quarter	15.68	13.79	0.06010
2010
First Quarter	17.03	14.95	0.02998
Second Quarter	19.64	14.32	0.03167

July 2013	PS-13

SPDR® S&P® Homebuilders ETF	High ($)	Low ($)	Dividends ($)
Third Quarter	15.91	13.88	0.03374
Fourth Quarter	17.65	15.40	0.24065
2011
First Quarter	18.73	17.33	0.03255
Second Quarter	19.05	17.07	0.03654
Third Quarter	18.51	13.17	0.03759
Fourth Quarter	17.25	12.55	0.04570
2012
First Quarter	21.83	17.37	0.03823
Second Quarter	22.21	19.06	0.10919
Third Quarter	25.93	20.84	0.00000
Fourth Quarter	26.89	24.35	0.03091
2013
First Quarter	30.52	26.97	0.10408
Second Quarter	32.44	28.02	0.00000
Third Quarter (through July 24, 2013)	31.15	29.22	0.02507

The closing price of the shares of the SPDR® S&P® Homebuilders ETF on July 24, 2013 was $30.19. We make no representation as to the amount of any dividends that may be paid on the shares of the SPDR® S&P® Homebuilders ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on the shares of the SPDR® S&P® Homebuilders ETF.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities, or retirement of the securities at maturity, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of the securities should be long-term capital gain or loss if you held the securities for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of securities may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the index funds that compose the basket. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the index funds with a value equal to the amount you paid to acquire your securities and subsequently sold those shares of the index funds for their fair market value at the time your securities are sold, exchanged or retired. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section of the accompanying product supplement called “United States Federal Tax Considerations – Potential Application of Section 1260 of the Code” for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you with respect to the securities provided

July 2013	PS-14

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled "United States Federal Tax Considerations" in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, acting as principal, has agreed to purchase from Citigroup Inc., and Citigroup Inc. has agreed to sell to CGMI, the aggregate stated principal amount of the securities set forth on the cover page of this pricing supplement for $9.80 per security. UBS Financial Services Inc., acting as principal, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS Financial Services Inc., all of such securities for $9.80 per security. UBS Financial Services Inc. proposes to sell the securities to the public for $10.00 per security. UBS Financial Services Inc. will receive an underwriting discount of $0.20 per security for each security it sells. The underwriting discount will be received by UBS Financial Services Inc. and its financial advisors collectively. If all of the securities are not sold at the initial offering price, CGMI may change the public offering price and other selling terms.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in each of the accompanying product supplement and prospectus supplement and “Plan of Distribution” in the accompanying prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the index funds and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Certain Additional Selling Restrictions

Chile

The securities are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 306 of the Superintendencia de Valores Y Seguros (the “SVS”). The offering of the securities has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the securities are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the securities is not obligated to make information available publicly in Chile regarding the securities.

Peru

The information contained in this pricing supplement has not been reviewed by the Superintendencia del Mercado de Valores (Peruvian Securities Market Superintendency or SMV; formerly, the Comisión Nacional Supervisora de Empresas y Valores or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Uruguay

In Uruguay, the securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 18.627, as amended. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

July 2013	PS-15

Citigroup Inc.
994,400 Buffered Return Optimization Securities Based on a Basket of Exchange-Traded Funds Due on January 30, 2015

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately 6.5 months following issuance of the securities, the price at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero over the 6.5-month temporary adjustment period.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Michael J. Tarpley, Associate General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated January 17, 2013, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on January 17, 2013, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the securities, nor the issuance and delivery of the securities, nor the compliance by Citigroup Inc. with the terms of the securities, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Inc. or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Inc.

In the opinion of Michael J. Tarpley, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed, and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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July 2013	PS-16